Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sonic Innovations, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-104239, 333-36562, 333-59988, 333-76250, 333-98303, 333-99035, 333-115524, 333-124814, 333-134361, 333-145312) on Forms S-8 of Sonic Innovations, Inc. of our reports dated March 17, 2008, except as to note 2 subsection “Reclassifications” and note 5 which are dated March 16, 2009, with respect to the consolidated balance sheets of Sonic Innovations, Inc. as of December 31, 2007 and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the two year period ended December 31, 2007, and the related financial statement schedule which reports appear in the December 31, 2008 annual report on Form 10-K of Sonic Innovations, Inc.

Our report on the consolidated financial statements refers to the adoptions of Financial Accounting Standards Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes.

KPMG LLP

Salt Lake City, Utah

March 16, 2009